UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2021

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 1, 2021, GTY Technology Holdings Inc. (the “Company”) entered into an amended and restated letter agreement with TJ Parass, its Chief Executive Officer and President (the “Amended and Restated Parass Employment Agreement”).

Pursuant to the Amended and Restated Parass Employment Agreement, Mr. Parass continues to serve as Chief Executive Officer and President of the Company for a term of two years, subject to extension by mutual agreement of the parties; receives an annual base salary of $400,000; is eligible to receive an annual cash bonus of up to 50% of his annual base salary, subject to the achievement of individual and Company performance goals; and receives a lump-sum cash signing bonus of $55,937.50.

Under the Amended and Restated Parass Employment Agreement, the Company also will grant the following restricted stock units, generally subject to Mr. Parass’ continued employment with the Company:

Time-Based Restricted Stock Units

•	On or about July 1, 2021, 100,000 time-based restricted stock units vesting 75% on December 31, 2021 and 25% on December 31, 2022.

•	On or about July 1, 2021, 100,000 time-based restricted stock units vesting 75% on December 31, 2022 and 25% on December 31, 2023.

•	On or before December 31, 2021, 60,000 time-based restricted stock units vesting in three equal installments on February 19, 2022, February 19, 2023 and February 19, 2024.

•	On or before December 31, 2022, 60,000 time-based restricted stock units vesting in three equal installments on February 19, 2023, February 19, 2024 and February 19, 2025.

•	On or before December 31, 2023 and the end of each subsequent year, time-based restricted stock units with a fair market value of $300,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in three equal installments on February 19 of each subsequent year.

Performance-Based Restricted Stock Units

•	On or before December 31, 2021, 70,000 performance-based restricted stock units vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the Board of Directors of the Company (the “Board”).

•	On or before December 31, 2022, 70,000 performance-based restricted stock units vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the Board.

•	On or before December 31, 2023 and the end of each subsequent year, performance-based restricted stock units with a fair market value of $350,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the Board.

Long-Term Incentive Plan

•	On or before December 31, 2022, a grant of performance-based restricted stock units with a fair market value of $3,000,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in the following installments over three years subject to the achievement of performance goals established by the Board related to revenue and shareholder value: (i) 50% in 2023 (the “2023 LTI Vesting”), (ii) 25% in 2024 and (iii) 25% in 2025 (collectively, the “2022 Long-Term Incentive Grant”).

•	On or before December 31, 2024, a grant of performance-based restricted stock units with a fair market value of $2,000,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the Board related to revenue and shareholder value.

If Mr. Parass’ employment under the Amended and Restated Parass Employment Agreement were terminated by the Company without “cause”, he were to resign for “good reason” or his employment were not extended beyond a term of two years by the Company without “cause” or by him for “good reason”, then Mr. Parass would be entitled to receive (1) the greater of (a) an amount equal to 1.5 times his annual salary plus 1.5 times his then-current target annual cash bonus, payable in equal installments over the 18 months after the termination date, or (b) the minimum amount of payment in lieu of notice and severance pay (if any) owed to him pursuant to Part XV of the Employment Standards Act, 2000, as it may be amended from time to time (the “ESA”), (2) continued participation in the Company’s health and welfare plans until the earlier of 18 months from the termination date and the date of Mr. Parass’ eligibility for another employer’s health and welfare plans, except that continued participation may not be less than the notice period required under Part XV of the ESA, (3) vacation pay which accrues during the notice period required by Part XV of the ESA and (4) the full vesting of any then unvested or partially vested equity awards, except that (i) equity awards referenced in the Long-Term Incentive Plan section above would vest only if and to the extent that they would have vested within six months following the date of termination by the Company without “cause” or resignation by Mr. Parass for “good reason” or his employment is not extended beyond a term of two years by the Company without “cause” or by him for “good reason” and (ii) if he were to resign from the Company without good reason within six months before the 2023 LTI Vesting, then 50% of the 2022 Long-Term Incentive Grant will vest on the date on which his employment with GTY terminates as a result of such resignation (the “Parass Severance Compensation”). Mr. Parass must execute and not revoke a release of claims as a condition to receiving the Parass Severance Compensation.

Finally, in accordance with the Amended and Restated Parass Employment Agreement, Mr. Parass must enter into an amended and restated Fair Competition Agreement with the Company (the “Amended and Restated Parass Competition Agreement”). Under the Amended and Restated Parass Competition Agreement, Mr. Parass must provide the Company notice of his resignation at least three months in advance; disclose to the Company any business opportunities presented to him; and agree to provisions regarding confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement.

The foregoing descriptions of the Amended and Restated Parass Employment Agreement is not a complete descriptions thereof and is qualified in its entirety by reference to the fully executed Amended and Restated Parass Employment Agreement attached hereto as Exhibit 10.1 (including the form of Amended and Restated Parass Competition Agreement attached as an exhibit thereto) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Parass Employment Agreement dated July 1, 2021 between the Company and TJ Parass.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Jon C. Bourne
Name: Jon C. Bourne
Title: Executive Vice President and General Counsel

Dated: July 7, 2021